EXHIBIT 3.1

SECOND AMENDED AND RESTATED BYLAWS

OF

NEXSTAR MEDIA GROUP, INC.
(Adopted as of January 26, 2023)

Article I

Offices
Section 1.01
Registered Office. The registered office of Nexstar Media Group, Inc. (hereinafter the “Corporation”) in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the resident agent in charge thereof shall be Corporation Service Company, or such other office or agent as the Board of Directors of the Corporation (the “Board”) shall from time to time select.
Section 1.02
Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.
Article II

Meetings of Stockholders
Section 2.01
Annual Meetings. The annual meeting of the stockholders of the Corporation (the “Stockholders”) for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour as shall from time to time be fixed by the Board.
Section 2.02
Special Meetings. Except as otherwise required by law or by the Amended and Restated Certificate of Incorporation of the Corporation, as amended and restated or otherwise modified from time to time (the “Certificate”), and subject to the rights of the holders of any series of preferred stock of the Corporation (the “Preferred Stock”) with respect to special meetings of the holders thereof, special meetings of the Stockholders may be called at any time only by (i) the Board or (ii) the Chairperson of the Board (the “Chairperson”).
Section 2.03
Place of Meetings. The meetings of the Stockholders shall be held at such time and place, either within or without the State of Delaware, as shall from time to time be fixed by the Board. If no designation is made by the Board, the place of meeting shall be the principal executive offices of the Corporation. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held in whole or in part by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”) (or any successor provision thereto).
Section 2.04
Notice of Meetings. Except as otherwise provided by law or by the Certificate, notice of each meeting of the Stockholders, whether annual or special, shall be given not less than 10 days nor more than 60 days before the date of the meeting to each Stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such

Stockholder’s address as it appears on the records of the Corporation. Each such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of special meetings, the purpose or purposes for which such special meeting is called. Notice of any meeting of the Stockholders shall not be required to be given to any Stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such Stockholder, or who shall waive notice thereof as provided in Article VI of these Second Amended and Restated Bylaws (the “Bylaws”). Notice of adjournment of a meeting of the Stockholders need not be given if the place, if any, date and hour, and the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, to which it is adjourned are (i) announced at such meeting, (ii) displayed, during the time scheduled for such meeting, on the same electronic network used to enable Stockholders and proxy holders to participate in such meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the DGCL, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting. If the adjournment is for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at such meeting. Such further notice shall be given as may be required by law.
Section 2.05
Quorum, Adjournment and Postponement.
(a)
Except as otherwise provided by law, the Certificate or these Bylaws, the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally on the business properly brought before the meeting in accordance with these Bylaws (collectively, the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of the Stockholders; provided, however, that (i) in the election of directors of the Corporation, the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, represented in person or by proxy, shall constitute a quorum at a meeting of the Stockholders for the purpose of such election and (ii) if specified business is to be voted on by a class of the Corporation’s capital stock or a series of the Corporation’s capital stock voting as a class, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such specified business. The Stockholders present at a duly organized meeting may continue to transact any business for which a quorum existed at the commencement of such meeting until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.
(b)
The chairperson of the meeting or the holders of a majority of the voting power of the outstanding shares of Voting Stock represented at a meeting of the Stockholders may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the chairperson of the meeting or the holders of a majority of the voting power of the outstanding shares of such class or series so represented may adjourn the meeting with respect to such specified business). At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

(c)
Any previously scheduled meeting of the Stockholders may be postponed, and any previously scheduled special meeting of the Stockholders may be canceled, by the Board upon public notice given prior to the time previously scheduled for such meeting of Stockholders.
Section 2.06
Proxies. At all meetings of the Stockholders, a Stockholder may vote by proxy as may be permitted by law; provided, however, that no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any proxy to be used at a meeting of the Stockholders must be delivered to the Secretary of the Corporation (the “Secretary”) or such person’s representative at the principal executive offices of the Corporation at or before the time of the meeting. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of Stockholders and elects to vote; provided, however, that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy notwithstanding the presence of the person executing the proxy. At each meeting of the Stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.
Section 2.07
Notice of Stockholder Business and Nominations.
(a)
Annual Meetings of the Stockholders.
(i)
Nominations of persons for election to the Board and the proposal of business to be considered by the Stockholders may be made at an annual meeting of the Stockholders: (A) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.04 of this Article II; (B) by or at the direction of the Board: or (C) by any Stockholder who is entitled to vote at the meeting on the election of directors or such business (as applicable), who complies with the notice procedures set forth in Sections 2.07(a)(ii) and 2.07(a)(iii) and who is a Stockholder of record (1) at the time such notice is delivered to the Secretary, (2) on the record date for the determination of Stockholders entitled to vote at the meeting, and (3) at the time of the annual meeting.
(ii)
For nominations or other business to be properly brought before an annual meeting of the Stockholders by a Stockholder of record pursuant to Section 2.07(a)(i)(C), the Stockholder of record bringing the notice (the “Noticing Stockholder”) must have delivered timely notice thereof in proper written form to the Secretary at the principal executive offices of the Corporation and, in the case of business other than nominations, such other business must otherwise be a proper matter for Stockholder action. To be timely, a Noticing Stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the 90th day nor earlier than the Close of Business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, or if no annual meeting was held in the preceding year, notice by the Noticing Stockholder to be timely must be so delivered not earlier than the Close of Business on the 120th day prior to such annual meeting and not later than the later of the Close of Business on the 90th day prior to such annual meeting and the Close of Business on the 10th day following the day on which the Public Announcement of the date of such meeting is first made by the Corporation. In no event shall the Public Announcement of an adjournment, recess, rescheduling or postponement of an annual meeting commence a new time period for the giving of a Noticing Stockholder’s notice as described in this Section 2.07(a)(ii). Notwithstanding anything in this Section 2.07(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no Public Announcement by the Corporation naming all of the nominees for director proposed by the Board or specifying the size of the increased Board at least ten (10) days prior to the last day a Noticing Stockholder may deliver a notice of nominations in accordance with the second sentence of this Section 2.07(a)(ii), a Noticing Stockholder’s notice required by this Section 2.07(a) shall also be considered timely, but only with respect to proposed nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the 10th day following the day on which the Public Announcement of such increase is first made by the Corporation. For the avoidance of doubt, a Noticing Stockholder shall not be entitled to make any additional or substitute nominations following the expiration of the time periods set forth in the Bylaws. In order to be in proper written form, such Noticing Stockholder’s notice must include the following information and documents, as applicable:
(A)
as to each person whom the Noticing Stockholder proposes to nominate for election or re-election as a director: (i) the name, age and address (business and residential) of such person, (ii) a complete biography and statement of such person’s qualifications, including the principal occupation or employment of such person (at present and for the past five (5) years), (iii) the Specified Information (as defined below) for such person and any member of the immediate family of such person, or any Affiliate or Associate (as defined under Regulation 12B under the Exchange Act or any successor provision thereto) of such person, or any person acting in concert therewith, (iv) (A) a complete and accurate description of all agreements, arrangements and understandings (whether written or oral, and including promises) between each Holder and any Stockholder Associated Person (as such terms are defined below), on the one hand, and such person, on the other hand, including, without limitation, (x) to consult or advise on any investment or potential investment in a publicly listed company (including the Corporation), (y) to nominate, submit or otherwise recommend (including, without limitation, supporting, advocating for, or otherwise taking action to further the consideration of) such person for appointment (or, for the avoidance of doubt, as a candidate for appointment) to any officer, executive officer or director role of any publicly listed company (including the Corporation) during the past ten (10) years, and (B) a complete and accurate description of the outcome of any situations described pursuant to the foregoing clause (A), (v) whether such person has (A) notified the board of directors of each publicly listed company where such proposed nominee currently serves as an officer, executive officer or director with respect to such person’s proposed nomination for election to the Board, and, (B) as applicable, received all necessary consents to serve on the Board if so nominated and elected or otherwise appointed (or, if any such consents have not been received, how such person intends to address such failure to receive such necessary consents), (vi) whether such person’s nomination, election or appointment, as applicable, would violate or contravene a corporate governance policy, including, without limitation, a conflicts of interest or “overboarding” policy of any publicly listed company at which such person serves as an officer, executive officer or director, and, if so, a description of how such person intends to address such violation or contravention, (vii) the first date of contact between any Holder and/or Stockholder Associated Person, on the one hand, and such person, on the other hand, with respect to the Corporation and a description of such contact (including the names of the individuals involved in such contact), (viii) the amount and nature of any direct or indirect economic or financial interest, if any, of such person, or of any immediate family member of such person, in any funds or vehicles managed by, under common management with, or affiliated with any Holder or Stockholder Associated Person, (ix) a complete and accurate description of all direct and indirect compensation and other monetary or non-monetary agreements, arrangements and understandings (whether written or oral) existing presently, that existed during the past three (3) years or were offered during the past three (3) years (whether accepted or declined), and any other material relationships, between or among the Holders or any Stockholder Associated Person, on the one hand, and such person, and any member of the immediate family of such person, and such person’s respective Affiliates and Associates, or others acting in concert therewith, or any other person or persons, on the other hand (including the names of such persons) and all biographical, related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws, including Rule 404 promulgated under Regulation S-K (“Regulation S-K”) under the Securities Act of 1933 (the “Securities Act”) (or any successor provision), if any Holder or any Stockholder Associated Person were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant, (x) information relevant to a determination of whether such person can be considered an independent director, (xi) any other information relating to such person that would be required to be disclosed in a proxy statement or any other filings required to be made in connection with solicitation of proxies for the election of directors in a contested election or that is otherwise required pursuant to and in accordance with Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (including such person’s written consent to being named in proxy statements as a proposed nominee of the Noticing Stockholder and to serving as a director if elected), and (xii) a completed and signed questionnaire, representation and agreement and any and all other information required by Section 2.07(a)(ii)(E);

(B)
as to any other business that the Noticing Stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting, (ii) the reasons for conducting such business at the meeting, (iii) any material interest of each Holder and each Stockholder Associated Person, if any, in such business, (iv) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the text of the proposed amendment), and (v) a description of all agreements, arrangements and understandings between each Holder and any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by the Noticing Stockholder;
(C)
as to the Noticing Stockholder and the Beneficial Owner (as defined below), if any, on whose behalf the nomination is made or the other business is being proposed (collectively with the Noticing Stockholder, the “Holders” and each a “Holder”): (i) the name and address of each Holder, as the name and address appear on the Corporation’s books, and the name and address of each Stockholder Associated Person, if any, (ii) as of the date of the notice (which information, for the avoidance of doubt, shall be updated and supplemented pursuant to Section 2.07(c)(iii)), (A) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, held of record or owned beneficially by each Holder and any Stockholder Associated Person (provided that, for the purposes of this Section 2.07(a), any such person shall in all events be deemed to beneficially own any shares of stock of the Corporation as to which such person has a right to acquire Beneficial Ownership at any time in the future (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both)), (B) any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the Holder and any Stockholder Associated Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the

Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned or held, including beneficially, by each Holder and any Stockholder Associated Person, (C) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which each Holder and any Stockholder Associated Person has any right to vote or has granted a right to vote any shares of stock or any other security of the Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving any Holder or any Stockholder Associated Person, on the one hand, and any person acting in concert therewith, on the other hand, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Holder or any Stockholder Associated Person with respect to any class or series of the shares or other securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares or other securities of the Corporation (any of the foregoing, a “Short Interest”), and any Short Interest held by each Holder or any Stockholder Associated Person within the last 12 months in any class or series of the shares or other securities of the Corporation, (E) any rights to dividends or payments in lieu of dividends on the shares of the Corporation owned beneficially by each Holder or any Stockholder Associated Person that are separated or separable from the underlying shares of stock or other security of the Corporation, (F) any proportionate interest in shares of stock or other securities of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or other entity in which any Holder or any Stockholder Associated Person is a general partner or directly or indirectly beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or other entity, (G) any performance-related fees (other than an asset-based fee) that each Holder or any Stockholder Associated Person is or may be entitled to based on any increase or decrease in the value of stock or other securities of the Corporation or Derivative Instruments, if any, including without limitation, any such interests held by members of the immediate family sharing the same household of such Holder or any Stockholder Associated Person, (H) any direct or indirect legal, economic or financial interest (including Short Interest) of each Holder and each Stockholder Associated Person, if any, in the outcome of any (x) vote to be taken at any annual or special meeting of Stockholders or (y) any meeting of stockholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by any Holder under these Bylaws, (I) any direct or indirect legal, economic or financial interest or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by each Holder or any Stockholder Associated Person, (J) any direct or indirect interest of each Holder or any Stockholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); and (K) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which any Holder or any Stockholder Associated Person is, or is reasonably expected to be made, a party or material participant involving the Corporation or any of its officers, directors or employees, or any Affiliate of the Corporation, or any officer, director or employee of such Affiliate (information in this Section 2.07(a)(ii)(C)(ii) shall be referred to as the “Specified Information”), (iii) a representation by the Noticing Stockholder that such Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, will continue to be a Stockholder of record of the Corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or other business, (iv) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by each Holder and each Stockholder Associated Person, if any, (v) any other information relating to each Holder and each Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (vi) (A) a representation as to whether the Noticing Stockholder will engage in a solicitation with respect to the nomination(s) or other business, and, if so, the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act), (B) in the case of a proposal, a representation by the Noticing Stockholder as to whether any Holder and/or any Stockholder Associated Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the business being proposed and (C) in the case of a nomination or nominations, the statement required by Rule 14a-19(b)(3) of the Exchange Act (or any successor provision), (vii) a certification by the Noticing Stockholder that each Holder and any Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares of capital stock or other securities of the Corporation and/or such person’s acts or omissions as a Stockholder, (viii) the names and addresses of other Stockholders (including Beneficial Owners) known by any of the Holder or Stockholder Associated Person to support such proposal(s) or nomination(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other Stockholder(s) or other Beneficial Owner(s), and (ix) a representation by the Noticing Stockholder as to the accuracy of the information set forth in the notice.

(D)
The Corporation may also, as a condition to any such nomination or business being deemed properly brought before a meeting of Stockholders, require any Holder or any proposed nominee to deliver to the Secretary, within five (5) Business Days of any such request, such other information as may reasonably be requested by the Corporation, including (i) such other information as may be reasonably required by the Board, in its sole discretion, to determine (x) the eligibility of such proposed nominee to serve as a Director of the Corporation, and (y) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (ii) such other information that the Board determines, in its sole discretion, could be material to a reasonable Stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.
(E)
In addition to the other requirements of this Section 2.07, each person who a Noticing Stockholder proposes to nominate for election or re-election as a director of the Corporation must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Section 2.07) to the Secretary at the principal executive offices of the Corporation (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any Stockholder of record identified by name within five (5) Business Days of such written request) and (ii) a written representation and agreement (in the form provided by the Secretary upon written request of any Stockholder of record identified by name within five (5) Business Days of such written request) that such person (A) is not and will not become a party to (x) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (for purposes of Section 2.07(a) and (b), a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and (D) in such person’s individual capacity and on behalf of any Holder on whose behalf the nomination is being made, intends to serve a full term if elected as a director of the Corporation, and (E) if such person is at the time a director or is subsequently elected as a director of the Corporation, such person’s irrevocable resignation as a director if such person is found by a court of competent jurisdiction to have breached the written representation and agreement in any material respect.
(b)
Special Meetings of the Stockholders. Only such business shall be conducted at a special meeting of the Stockholders as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.04 of this Article II or (ii) by or at the direction of the Board. At a special meeting of Stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting, nominations of persons for election to the Board may be made (A) by or at the direction of the Board or (B) by any Noticing Stockholder who is entitled to vote at the meeting on the election of directors, who complies with the notice procedures set forth in this Section 2.07(b) and who is a Stockholder of record at the time such notice is delivered to the Secretary and at the time of the special meeting of Stockholders. In the event the Corporation calls a special meeting of the Stockholders for the purpose of electing directors to the Board, any Noticing Stockholder may nominate such number of persons for election to such position(s) as are specified in the Corporation’s notice of meeting, if the Noticing Stockholder’s notice, containing all of the information, documents and representations required under Section 2.07(a)(ii), shall be delivered to the Secretary at the principal executive offices of the Corporation in proper written form not earlier than the Close of Business on the 120th day prior to such special meeting and not later than the later of the Close of Business on the 90th day prior to such special meeting and the Close of Business on the 10th day following the day on which Public Announcement of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting is first made by the Corporation. In no event shall the Public Announcement of an adjournment, recess, rescheduling or postponement of a special meeting commence a new time period for the giving of a Noticing Stockholder’s notice as described above.
(c)
General.
(i)
Only persons who are nominated in accordance with the procedures and other requirements set forth in Section 2.07(a) or 2.07(b) of this Article II shall be eligible to be elected as directors at a meeting of Stockholders and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.07. Nothing in these Bylaws shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act (or any successor provision) or any other applicable federal or state securities law with respect to that Stockholder’s request to include proposals in the Corporation’s proxy statement. Except as otherwise provided by law, the Certificate or these Bylaws, the Chairperson shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws (including whether the Noticing Stockholder or other Holder, if any, on whose behalf the nomination is made or other business is being proposed solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Noticing Stockholder’s nominee or other business in compliance with such Stockholder’s representation as required by clause Section 2.07(a)(ii)(C)(vi)). If any proposed nomination or other business was not made or proposed in compliance with these Bylaws, the chairperson of the meeting of Stockholders shall have the power and duty to declare to the meeting that any such nomination or other business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and that such nomination or other business not properly brought before the meeting shall be disregarded and/or shall not be transacted. Notwithstanding anything to the contrary in these Bylaws, if the Noticing Stockholder (or a qualified representative of the Noticing Stockholder) does not appear at the annual or special meeting, as applicable, to present a nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.07, to be considered a “qualified representative” of the Noticing Stockholder, a person must be authorized by a document authorizing another person or persons to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce the document or a reliable reproduction of such document at the meeting of Stockholders. A Stockholder may authorize another person or persons to act for such Stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the Stockholder. If it is determined that such transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which such inspectors or such persons relied.
(ii)
Nothing in these Bylaws shall be deemed to affect any rights (A) of the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation to elect directors under specified circumstances, or (B) of Stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any other applicable federal or state securities law with respect to that Stockholder’s request to include proposals in the Corporation’s proxy statement.
(iii)
In addition, to be considered timely, a Noticing Stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) Business Days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) Business Days prior to the date for the meeting or any adjournment, recess, rescheduling or postponement thereof in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. In addition, if the Noticing Stockholder has delivered to the Corporation a notice relating to the nomination of directors, the Noticing Stockholder shall deliver to the Corporation not later than eight (8) Business Days prior to the date of the meeting or any adjournment, recess, rescheduling or postponement thereof reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act (or any successor provision). For the avoidance of doubt, the obligation to update and supplement set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a Stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a Stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the Stockholders.
(iv)
Definitions. For purposes of these Bylaws,
(A)
“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Irving, Texas or New York, New York are authorized or obligated by law or executive order to close;
(B)
“Close of Business” on a particular day shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day;
(C)
“delivered” shall mean, both (a) hand delivery, overnight courier service, or by certified or registered mail, return receipt requested, in each case to the Secretary at the principal executive offices of the Corporation, and (b) electronic mail to the Secretary;
(D)
“Public Announcement” shall mean disclosure: (a) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, as reported by the Dow Jones News Service, Associated Press or a comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and
(E)
“Stockholder Associated Person” shall mean, as to any Holder, (i) any person acting in concert with such Holder, (ii) any person controlling, controlled by or under common control with such Holder or any of their respective Affiliates and Associates, or person acting in concert therewith, and (iii) any member of the immediate family of such Holder or an Affiliate or Associate of such Holder.

For purposes of these Bylaws, the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” Where a reference in these Bylaws is made to any statue or regulation, such reference shall be to (1) the statute or regulation as amended from time to time (except as context may otherwise require) and (2) any rules or regulations promulgated thereunder.

(d)
A Person shall be deemed the “Beneficial Owner” of, shall be deemed to “Beneficially Own” and shall be deemed to have “Beneficial Ownership” of, any capital stock of the Corporation (i) that such Person or any of such Person’s Affiliates or Associates is deemed to “beneficially own” within the meaning of Section 13(d) of, and Regulation 13D under, the Exchange Act or any successor provisions thereto, or (ii) that is the subject of, or the reference security for or that underlies any Derivative Interest of such Person or any of such Person’s Affiliates or Associates, with the number of shares of stock of the Corporation deemed Beneficially Owned being the notional or other number of shares of stock of the Corporation specified in the documentation evidencing the Derivative Interest as being subject to be acquired upon the exercise or settlement of the Derivative Interest or as the basis upon which the value or settlement amount of such Derivative Interest is to be calculated in whole or in part or, if no such number of shares of stock of the Corporation is specified in such documentation, as determined by the Board in good faith to be the number of shares of stock of the Corporation to which the Derivative Interest relates. When two or more Persons act as a partnership, limited partnership, syndicate, or other group, or otherwise act in concert, in each case, for the purpose of acquiring, holding, or disposing of securities of the Corporation or for the purpose of proposing one or more Stockholder Nominees, putting forward any other proposal for consideration or voting together on any matter presented at a Stockholder meeting, such syndicate or group shall be deemed a “Person” for the purpose of this Section 2.07. In addition, any Person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any contract, arrangement, or device with the purpose or effect of divesting such Person of Beneficial Ownership of any capital stock of the Corporation or preventing the vesting of such Beneficial Ownership as part of a plan or scheme to evade the reporting requirements of this Section 2.07 shall be deemed for the purposes of these Bylaws to be the Beneficial Owner of such capital stock of the Corporation.
Section 2.08
Voting.
(a)
Except as otherwise provided by law or by the Certificate, each Stockholder of record of any series of Preferred Stock shall be entitled at each meeting of Stockholders to such number of votes, if any, for each share of such stock, as may be fixed in the Certificate (including any Certificate of Designation relating to such series of Preferred Stock), and each Stockholder of record of common stock shall be entitled at each meeting of the Stockholders to one vote for each share of such stock, in each case, registered in such Stockholder’s name on the books of the Corporation:
(i)
on the date fixed pursuant to Section 5.06 of these Bylaws as the record date for the determination of Stockholders entitled to notice of and to vote at such meeting; or
(ii)
if no such record date shall have been so fixed, then at the close of business on the day immediately preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.
(b)
All matters other than the election of directors submitted to Stockholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the shares of stock of the Corporation present in person or represented by proxy at the meeting and voting thereon, and where a separate vote by class is required, a majority of the voting power of the shares of that class present in person or represented by proxy at the meeting and voting thereon.
(c)
The vote on any matter, including the election of directors, need not be by written ballot. Any written ballot shall be signed by the Stockholder voting, or by such Stockholder’s proxy, and shall state the number of shares voted.
Section 2.09
Consent of Stockholders in Lieu of Meeting. Stockholders may act by written consent solely to the extent provided in the Certificate.
Section 2.10
Inspectors of Elections; Opening and Closing the Polls.
(a)
To the extent required by law, the Board shall, in advance of any meeting of the Stockholders, appoint one or more inspectors, which inspector or inspectors may not be, except to the extent so agreed by an affirmative vote of a majority of the voting power of the shares of stock of the Corporation, directors, nominees for directors, officers or employees of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. Each inspector, before discharging such person’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability. The inspectors shall have the duties prescribed by the DGCL.
(b)
The chairperson of the meeting shall fix and announce at the meeting the date and hour of the opening and the closing of the polls for each matter upon which the Stockholders will vote at the meeting. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.
Section 2.11
Conduct of Meeting. The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of Stockholders as it shall deem appropriate, including such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of Stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chairperson of any meeting of Stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present, including regulation of the manner of voting and the conduct of discussion; (c) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; and (f) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting. The chairperson of any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, except as otherwise provided by law, the Certificate or these Bylaws, shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chairperson of the meeting shall have the power, right and authority to convene, recess or adjourn any meeting of Stockholders.
Article III

Board of Directors
Section 3.01
General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law or by the Certificate. If any such provision is made in the Certificate, the powers and duties imposed upon the Board by law shall be exercised or performed to such extent and by such person or persons as shall be provided in the Certificate.
Section 3.02
Number, Qualification and Election.
(a)
Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of the Certificate relating to the rights of the holders of any series of Preferred Stock, the number of the directors shall be not less than the minimum number permitted under the DGCL, the exact number of directors to be determined from time to time by resolution adopted by a majority of the Board. However, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.
(b)
Each director shall be elected by the vote of a majority of the votes cast with respect to the director’s election at any meeting for the election of directors at which a quorum is present; provided, however, that if, in connection with any annual or special meeting of the Stockholders (i) the Secretary has received one or more notices that a Noticing Stockholder has nominated or proposes to nominate a person or persons for election as a director, which notice(s) purports to be in compliance with the advance notice requirements set forth in Section 2.07, irrespective of whether the Board at any time determines that any such notice is not in compliance with such requirements, and (ii) as of the date that is 14 days in advance of the date that the Corporation files its definitive proxy statement (regardless of whether or not thereafter amended, revised or supplemented) with the SEC each such notice has not been formally and irrevocably withdrawn by the applicable Noticing Stockholder (a “Contested Election”), the directors shall be elected by a plurality of the votes cast by the holders of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of these Bylaws, a majority of the votes cast means that the number of shares voted “for” a director’s election must exceed the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election). If an incumbent director nominee fails to receive a sufficient number of votes for re-election in an election that is not a Contested Election, such director shall submit an irrevocable resignation contingent on acceptance of that resignation by the Board in writing to the chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board shall act on the resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose its decision and, if such resignation is rejected, the rationale behind its decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation and the Board in making its decision each may consider any factors and information that they consider appropriate and relevant.
Section 3.03
Notification of Nominations. Subject to the rights of the holders of any series of Preferred Stock, nominations for the election of directors may be made by (i) the Board or (ii) any Stockholder of record entitled to vote on the election of directors in accordance with Article II.
Section 3.04
Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate or these Bylaws, (i) a majority of the Whole Board (as defined below) shall constitute a quorum for the transaction of business at any meeting of the Board, and (ii) the vote of a majority of the directors present at any meeting at which a quorum is present and voting on the relevant matter shall be the act of the Board. The chairperson of the meeting may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The term “Whole Board” shall mean the total number of authorized directors, whether or not there exist any vacancies or unfilled previously authorized directorships.
Section 3.05
Place of Meetings. Subject to Sections 3.06 and 3.07, the Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.
Section 3.06
Special Meetings. Special meetings of the Board shall be held whenever called by the Chairperson, the President of the Corporation (the “President”) or by a majority of the directors, and shall be held at such place, on such date and at such hour as such person shall fix.
Section 3.07
Notice of Meetings. Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director’s residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director by telecopy, facsimile, e-mail or be given personally or by telephone, not later than two days before the meeting is to be held, but notice need not be given to any director who, either before or after the meeting, submits a signed waiver of such notice or who attends such meeting without protesting, prior to or at its commencement, the lack of proper notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting. Any member of the Board or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting, except when such member attends for the express purposes of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless such member’s dissent shall be entered in the minutes of the meeting or unless such member’s written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 3.08
Rules and Regulations. The Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.
Section 3.09
Participation in Meeting by Means of Communications Equipment. Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and be heard or as otherwise permitted by law, and such participation in a meeting shall constitute presence in person at such meeting.
Section 3.10
Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee, as the case may be, consent thereto in writing, by electronic transmission or transmissions, or as otherwise permitted by law and, if required by law, the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 3.11
Resignations. Any director may resign at any time by giving written notice to the Board, the Chairperson, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 3.12
Vacancies. Subject to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the number of directors and vacancies on the Board resulting from death, resignation, removal or other cause shall only be filled by the Board, and not by the Stockholders, by the affirmative vote of a majority of the remaining directors then in office or by a sole remaining director, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence of this Section 3.12 shall hold office for a term that shall coincide with the remaining term of the class such director is elected to and until such director’s successor shall have been duly elected and qualified.
Section 3.13
Compensation. Each director, in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees (payable in cash or stock) for attendance at meetings of the Board or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section 3.13 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.
Section 3.14
Establishment of Committees of the Board of Directors. The Board may from time to time by resolution create committees of directors, officers, employees or other persons, with such functions, duties and powers as the Board shall by resolution prescribe. A majority of all the members of any such committee may determine its actions and rules and procedures, and fix the time, place and manner of its meetings, unless these Bylaws or the Board shall otherwise provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time.
Article IV

Officers
Section 4.01
Number; Term of Office. The officers of the Corporation shall be elected by the Board and may consist of: a Chairperson, a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer, a Treasurer, one or more Vice Presidents and such other officers or agents with such titles and such duties as the Board may from time to time determine, each to have such authority, functions and duties as provided in these Bylaws or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person’s successor shall have been chosen and qualified, or until such person’s death or resignation, or until such person’s removal in the manner hereinafter provided. One person may hold the offices and perform the duties of any two or more officers. The Board may require any officer or agent to give security for the faithful performance of such person’s duties. The Board may appoint from time to time such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
Section 4.02
Removal. Any officer may be removed, either with or without cause, by the Board at any meeting thereof called for such purpose or, except in the case of any officer elected by the Board, by any superior officer upon whom such power may be conferred by the Board. Any such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Section 4.03
Resignation. Any officer may resign at any time by giving notice to the Board, the President or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4.04
Chairperson of the Board. The Chairperson shall, if present, preside at all meetings of the Stockholders and of the Board and shall discharge such other responsibilities as shall be determined by the Board, with the assistance of the officers reporting directly to the Chairperson.
Section 4.05
Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business, affairs and property of the Corporation, subject to control of the Board. The Chief Executive Officer shall have all authority incident to the office of Chief Executive Officer, shall have such other authority and perform such other duties as may from time to time be assigned by the Board and shall report directly to the Board. The Chief Executive Officer shall preside at meetings of the Stockholders and, in the absence of the Chairperson, at meetings of the Board. If so elected by the Board, the President may be the Chief Executive Officer.
Section 4.06
President. The President shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board and the Chief Executive Officer, and shall report directly to the Chief Executive Officer. The President shall, if present and in the absence of the Chairperson and the Chief Executive Officer, preside at meetings of the Stockholders and of the Board.

Section 4.07
Chief Financial Officer. The Chief Financial Officer shall perform all the powers and duties of the office of the Chief Financial Officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall be the principal accounting officer of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such person may agree with the Chief Executive Officer or the President or as the Board may from time to time determine. If there is no Treasurer, the Chief Financial Officer shall also assume the duties and responsibilities of the Treasurer, unless the Board makes other arrangements.
Section 4.08
Vice Presidents. Any Vice President shall have such powers and duties as shall be prescribed by such person’s superior officer or the Board. A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such person may agree with the Chief Executive Officer or the President or as the Board may from time to time determine. A Vice President need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected as an officer by the Board.
Section 4.09
Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the Corporation; the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation; borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party; the disbursement of funds of the Corporation and the investment of its funds; and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such person may agree with the Chief Executive Officer or the President or as the Board may from time to time determine. If there is no Chief Financial Officer, the Treasurer shall also assume the duties and responsibilities of the Chief Financial Officer, unless the Board makes other arrangements.
Section 4.10
Secretary. It shall be the duty of the Secretary to act as secretary at all meetings of the Board, of the committees of the Board and of the Stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose. The Secretary shall see that all notices required to be given by the Corporation are duly given and served. The Secretary shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws. The Secretary shall have charge of the books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed. The Secretary shall in general shall perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such person may agree with the Chief Executive Officer or the President or as the Board may from time to time determine.
Section 4.11
Assistant Treasurers and Assistant Secretaries. Any Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Board, by the Treasurer or Secretary, respectively, or by the Chief Executive Officer or the President.

Section 4.12
Compensation. Compensation of all executive officers shall be approved by the Board, and no officer shall be prevented from receiving such compensation by virtue of such person also being a director of the Corporation; provided, however, that compensation of all executive officers may be determined by a committee of the Board established for that purposes if so authorized by the Board.
Article V

Capital Stock
Section 5.01
Certificates for Shares.
(a)
The shares of capital stock of the Corporation may be represented by certificates or may be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent that shares of capital stock are represented by certificates, such certificates, whenever authorized by the Board, shall be in such form as shall be approved by the Board. The certificates representing shares of capital stock of each class shall be signed by, or in the name of the Corporation by, the Chairperson, the Chief Executive Officer, the President or a Vice President, and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.
(b)
The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.
Section 5.02
Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer and any restrictions on transfer set forth in the Certificate. The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its Stockholders or creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
Section 5.03
Registered Stockholders and Addresses of Stockholders.
(a)
The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
(b)
Each Stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be given to such person, and, if any Stockholder fails to designate such address, corporate notices may be given to such person by mail directed to such person at such person’s post office address, if any, as the same appears on the stock record books of the Corporation or at such person’s last known post office address or as otherwise provided by applicable law.
Section 5.04
Lost, Stolen, Destroyed and Mutilated Certificates. The holder of any certificate representing any shares of stock of the Corporation shall notify the Corporation of any loss, theft, destruction or mutilation of such certificate; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation an indemnity or a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
Section 5.05
Regulations. The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, stolen, destroyed or mutilated.
Section 5.06
Fixing Date for Determination of Stockholders of Record.
(a)
In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of the Stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date has been fixed by the Board, the record date for determining Stockholders entitled to notice of or to vote at any meeting of the Stockholders shall be the Close of Business on the next day preceding the day on which notice is first given. A determination of Stockholders entitled to notice of or to vote at a meeting of the Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
(b)
Subject to the provisions of the Certificate and Section 2.09 of these Bylaws, in order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 60 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Secretary or such person’s representative at the principal executive offices of the Corporation. If no record date has been fixed by the Board and prior action by the Board is required by law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be the Close of Business on the day on which the Board adopts the resolution taking such prior action.
Section 5.07
Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.
Section 5.08
Fractional Shares. In no event will holders of fractional shares be required to accept any consideration in exchange for such fractional shares other than consideration which all holders of capital stock of the Corporation are required to accept.
Section 5.09
Conversion of Capital Stock. No class of capital stock of the Corporation shall be converted into another class of capital stock of the Corporation without obtaining the consent of the Federal Communications Commission (or any successor thereto), if such consent is required.
Article VI

Miscellaneous
Section 6.01
Seal. The Board shall provide a suitable corporate seal, which shall bear, but not be limited to, the full name of the Corporation and shall be in the charge of the Secretary. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
Section 6.02
Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution by the Board and if not so fixed by the Board the fiscal year shall be the calendar year
Section 6.03
Waiver of Notice. Whenever any notice whatsoever is required to be given by these Bylaws, by the Certificate or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing or as otherwise permitted by law, which shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.
Section 6.04
Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, and new Bylaws may be adopted by: (a) the affirmative vote of holders of shares of stock of the Corporation representing at least a majority of the votes entitled to be cast by the then outstanding shares of all classes and series of stock of the Corporation entitled generally to vote on the election of the directors, voting together as a single class (provided that notice of the proposed alteration, amendment or repeal or of the proposed new Bylaw or Bylaws be included in the notice of any such meeting or waiver thereof); or (b) by the affirmative vote of not less than a majority of the Whole Board at any meeting of the Board (provided that notice of the proposed alteration, amendment or repeal or of the proposed new Bylaw or Bylaws be included in the notice of any such meeting or waiver thereof). The provisions of this Section 6.04 are subject to any contrary provisions and any provisions requiring a greater vote that are set forth in the Certificate or these Bylaws.
Section 6.05
Execution of Documents. The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section 6.05, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.
Section 6.06
Checks. All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board or of any committee thereof or by any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee thereof or as set forth in these Bylaws.
Section 6.07
Proxies in Respect of Stock or Other Securities of Other Corporations. The Board shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation or other entity, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.
Section 6.08
Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the Certificate, if any, may be declared by the Board at any regular or special meeting of the Board (or any action by written consent in lieu thereof in accordance with these Bylaws), and may be paid in cash, in property or in shares of the Corporation’s capital stock. Before any payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.
Section 6.09
Subject to Law and Restated Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate and applicable law.
Section 6.10
Loans. Subject to applicable law: (i) the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any director, officer or employee of the Corporation and its subsidiaries whenever, in the judgment of the Board, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation; and (ii) such loan, guarantee or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board shall approve. Nothing in this Section 6.10 shall be deemed to deny, limit or restrict the powers of guarantee or warranty of the Corporation at common law or under any statute.
Section 6.11
Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate, the DGCL or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
Section 6.12
Severability. If any provision of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of these Bylaws and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.